Exhibit 10.79

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is effective as of the 16 day of January, 2013 (the “Termination Date”), by and between Holland & Knight LLP, a Florida limited partnership (“H&K”) and PositiveID Corporation, a Delaware corporation (“PSID”).

RECITALS

A.          H&K and PSID are parties to that certain Security Agreement, dated July 9, 2012, between PSID and H&K (the “Security Agreement”); and

B.           H&K and PSID hereby desire to terminate the Security Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and the premises herein contained, the parties, intending to be legally bound, hereby agree as follows.

AGREEMENTS

1.           Acknowledgment of Termination of Prior Agreement.  Notwithstanding anything to the contrary set forth in the Security Agreement, each of H&K and PSID does hereby acknowledge and agree that the Security Agreement is hereby terminated in its entirety effective as of the Termination Date and that as of such date all rights and obligations of such parties under the Security Agreement shall terminate in their entirety and the Security Agreement shall be of no further force or effect.  Each of H&K and PSID acknowledge and agree that the terms, provisions, and obligations under that certain Secured Promissory Note, dated July 9, 2012, between H&K and PSID (the “Note”), shall remain in full force and effect and that this Agreement in no way impacts, alters or amends the parties rights and obligations under such Note.

2.           Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Florida without regard to any principles of conflicts of laws.

3.           Counterparts; Delivery.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others.  Signatures to this Agreement sent by means of a facsimile machine or other electronic transmission will be deemed original signatures.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above.

Holland & Knight LLP		PositiveID Corporation

By:	/s/ Crystal J Adkins	By:	/s/ William Caragol
Name:	Crystal J Adkins	Name:	William J. Caragol
Title:	Associate General Counsel	Title:	Chief Executive Officer

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